Exhibit 99.1
Simon Worldwide Announces Formation of Special Committee
Los Angeles, CA, December 28, 2009 — Simon Worldwide, Inc. (OTC: SWWI) announced today that its Board of Directors has formed a Special Committee consisting of its independent directors, Allan I. Brown and Joseph W. Bartlett, to explore alternative courses of action for the Company, including the possible acquisition or combination with one or more operating businesses including the potential acquisition of Ceiva Logic, Inc. by the Company. There can be no assurance that the exploration of alternatives, including the evaluation of the offer with respect to Ceiva, will result in any agreements or transactions, or that, if completed, any agreements or transactions will be successful or on attractive terms. The Company’s review of alternatives is underway, but no timetable has been set for its completion.
This release contains information about the Company’s future expectations, plans, and prospects, including a review of alternatives being undertaken by the Company, that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, the difficulties in identifying, analyzing and consummating alternatives, and other risks set forth in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any duty to update forward-looking statements.
Contact:
Simon Worldwide, Inc.
Terry Wallock, 310-417-4660

5